Exhibit 99.2

LOWE'S Q3 2024 RESULTS

Marvin R. Ellison, Chairman & CEO

"Our results were modestly better-than-expected, even excluding storm-related activity, driven by strong Pro and online sales and smaller-ticket outdoor DIY projects. I'd like to extend my heartfelt sympathy to those who suffered losses from Hurricanes Helene and Milton. I would also like to express my appreciation for our associates, suppliers and first responders for their commitment to the impacted communities."

5 of 15 Regions
Delivered comp growth above company average

$12M
Pledged for hurricane relief

Financial Highlights

-1.1% COMP SALES

12.6% OPERATING MARGIN
-60 basis points vs. LY

$2.99 DILUTED EPS
-2% vs. LY

33.7% GROSS MARGIN
+3 basis points vs. LY

12.3% ADJ. OPERATING MARGIN [1]
-86 basis points vs. LY

$2.89 ADJ. DILUTED EPS [1]
-6% vs LY

We returned **$1.4 BILLION** to our shareholders through dividends and share repurchases

1. Adjusted Operating Margin and Adjusted Diluted EPS are non-GAAP financial measures. Refer to ir.lowes.com for a reconciliation of non-GAAP measures.

Comparable Sales Summary

COMP TRANSACTIONS	-1.3%
COMP **$101.72** AVERAGE TICKET	+0.2%
ONLINE SALES GROWTH	+6.0%

Monthly Comp Sales Performance



AUG
SEP
OCT
-3.3%
-6.3%
-1.2%
-8.3%
+1.3%
-7.3%
2024
2023

Comp Sales by Ticket Size



>$500
-2.8%
$100-$500
-3.0%
<$100
-0.1%

Product Category Performance

Comp above company average in **4 of 14** **product categories**

- BUILDING MATERIALS
- SEASONAL & OUTDOOR LIVING
- HARDWARE
- PAINT

Total Home Strategy Updates

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LOWE'S PRO
Pro comp sales up high-single digits with broad-based growth across regions and product categories

Online performance growth driven by improvement in traffic and conversion; double digit traffic increase on the app

Market Share Acceleration Drive Pro penetration Accelerate online business Expand installation services Drive localization Elevate assortment Total Home Strategy Providing a full complement of products and services for Pros and Consumers alike, enabling a Total Home solution for every need in the home

Q3 2024 Reconciliation of Non-GAAP Measures Management of Lowe's Companies, Inc. (the Company) uses certain non-GAAP financial measures to provide additional insight for analysts and investors in evaluating the Company's financial and operating performance. These non-GAAP financial measures should not be considered alternatives to, or more meaningful indicators of, the Company's financial measures as prepared in accordance with GAAP. The Company's methods of determining these non-GAAP financial measures may differ from the methods used by other companies and may not be comparable. The Company has provided the following non-GAAP financial measures to assist the user in comparing its operating performance for the three months ended November 1, 2024: adjusted operating income, adjusted operating margin, and adjusted diluted earnings per share. These measures exclude the impacts of a certain item, further described below, not contemplated in Lowe's Business Outlook. Fiscal 2024 Impacts During fiscal 2024, the Company recognized financial impacts from the following: • In the third quarter of fiscal 2024, the Company recognized pre-tax income of $54 million consisting of a realized gain on the contingent consideration associated with the fiscal 2022 sale of the Canadian retail business (Canadian retail business transaction). The following provides a reconciliation of the Company's non-GAAP financial measures to the most directly comparable GAAP financial measures: Three Months Ended Adjusted Operating Income (in millions, except percentage data) November 1, 2024 Operating Income, As Reported $ 2,536 Canadian retail business transaction (54) Adjusted Operating Income $ 2,482 Operating Margin, % of Sales, As Reported 12.57 % Adjusted Operating Margin, % of Sales 12.31 % Three Months Ended November 1, 2024 Adjusted Diluted Earnings Per Share Pre-Tax Earnings Tax 1 Net Earnings Diluted Earnings Per Share, As Reported $ 2.99 Canadian retail business transaction (0.10) — (0.10) Adjusted Diluted Earnings Per Share $ 2.89 1 Represents the corresponding tax benefit or expense specifically related to the item excluded from adjusted diluted earnings per share.